UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2007

JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2007, JPMorgan Chase & Co. (the "Firm") entered into an agreement with William B. Harrison, Jr. regarding administrative matters related to his retirement effective December 31, 2006, as Chairman of JPMorgan Chase & Co.

Under the agreement, the Firm will provide Mr. Harrison with:
         -  access to office space and administrative support as long as necessary, reasonable, and appropriately utilized (up to age 70), subject to periodic review of appropriate utilization.
         -  access to a car and driver for business and personal use and will maintain his current home security arrangements until December 31, 2007.
         -  access to corporate aircraft for use in support of the Firm's business with the approval of Chairman & CEO and subject to availability. For personal travel, Mr. Harrison will have access until December 31, 2008, to aircraft available under the Firm's agreement with NetJets, with full costs paid by Mr. Harrison.

A copy of the agreement dated March 27, 2007, regarding administrative matters related to William B. Harrison Jr.'s. retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
	99.1	Agreement dated March 27, 2007, regarding administrative matters related to William B. Harrison Jr.'s retirement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
	By:	/s/ Anthony J. Horan
Date March 30, 2007	Name: Title:	Anthony J. Horan Corporate Secretary

EXHIBIT INDEX

99.1	Agreement dated March 27, 2007, regarding administrative matters related to William B. Harrison Jr.'s retirement